UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2008
F & M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-13273 (Commission File Number)	54-1280811 (IRS Employer Identification No.)

P.O. Box 1111
Timberville, Virginia	22853
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (540) 896-8941
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     As the Registrant has previously reported, the Company is authorized to repurchase up to 150,000 shares of its common stock from time to time as, in the opinion of management, market conditions warrant (the “Program”). Repurchases may be made on the open market or in privately negotiated transactions at prices not exceeding prevailing market rates. Repurchased shares will be held as unissued stock and will be available for general corporate purposes.
     On September 18, 2008, the Registrant’s Board of Directors approved an amendment (the “Amendment”) to the Program. The Amendment increases the number of shares of common stock that the Registrant can repurchase under the Program from 150,000 to 200,000. As of September 18, 2008, the Registrant has repurchased 149,913 shares of its common stock under the Program.
     A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	F & M Bank Corp. press release dated September 18, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M BANK CORP. (Registrant)
	By:	/s/ Neil W. Hayslett
Neil W. Hayslett
Date: September 18, 2008		Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	F & M Bank Corp. press release dated September 18, 2008